UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

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MSC INDUSTRIAL DIRECT CO., INC.

(Exact name of registrant as specified in its charter)

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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K (the “Original 8-K”) filed by MSC Industrial Direct Co., Inc. (the “Company”) with the United States Securities and Exchange Commission on July 22, 2022, regarding the retirement of Douglas E. Jones from his employment with the Company. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 7, 2022, the Company and Mr. Jones entered into a Transition Agreement and General Release (the “Transition Agreement”) in connection with Mr. Jones’ transition from his position as Executive Vice President and Chief Supply Chain Officer of the Company to Executive Advisor, Supply Chain of the Company, effective as of March 1, 2023 (the “Transition Date”). Pursuant to the Transition Agreement, Mr. Jones will remain employed with the Company as Executive Advisor, Supply Chain to assist with the transition of his duties. The Transition Agreement constitutes the entire agreement of the parties and supersedes all prior agreements between the parties related to Mr. Jones’ employment with the Company, subject to Mr. Jones’ agreement to continue to abide by the terms and conditions of the Associate Confidentiality, Non-Solicitation and Non-Competition Agreement previously entered into between Mr. Jones and the Company.

In consideration for Mr. Jones’ continuing service to the Company as Executive Advisor, Supply Chain and the comprehensive release of claims against the Company and its affiliates in the Transition Agreement, Mr. Jones will be entitled to receive an annual base salary from the Company equal to 50% of his annual base salary as of February 28, 2023 (which, based on current salary levels, would be $217,886.37) and will be eligible for health benefits, participation in the bonus plan and applicable vesting of outstanding equity awards, in each case, beginning on the Transition Date and ending on the day on which he is no longer employed by the Company. Pursuant to the Transition Agreement, any bonus payment will be based upon Mr. Jones’ salary on the date the bonus is calculated, and no additional equity shares or cash equivalents will be awarded in fiscal 2023. Subject to the terms and conditions of the Transition Agreement, Mr. Jones will be entitled to collect any discretionary bonus approved by the Board of Directors of the Company for his service in fiscal 2022 (for which Mr. Jones will receive the cash value of 50% of his target equity amount, which, based on current targets, would equal to $275,000.00), will continue to be covered by the Company’s directors and officers insurance policy through the term of his employment with the Company, and will continue to receive the benefits of the MSC Industrial Direct Co., Inc. Executive Change in Control Severance Plan for any triggering event occurring before the Transition Date. In accordance with the Transition Agreement, Mr. Jones has agreed, among other things, not to (i) disclose confidential and proprietary information relating to the Company and its affiliates and their respective businesses, customers, clients and suppliers, and (ii) make any statements that disparage or are otherwise intended to damage the business or reputation of the Company or any of its affiliates.

The foregoing description of the terms and conditions of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:
10.1	Transition Agreement and General Release, dated September 7, 2022, by and between MSC Industrial Direct Co., Inc. and Douglas E. Jones.†
104	Cover Page Interactive Data File (formatted as Inline XBRL).
†	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: September 7, 2022	By:	/s/ KRISTEN ACTIS-GRANDE
	Name:	Kristen Actis-Grande
	Title:	Executive Vice President and Chief Financial Officer